EX-99.23(h)(34)


                                    AMENDMENT
                                       TO
                            TRANSFER AGENCY AGREEMENT

         AMENDMENT made as of this 1st day of May 2006, by and between JNL Series Trust, a Massachusetts business trust (the "Trust"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

     WHEREAS, the Trust and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001; and

     WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds ("Funds") of the Trust and the owners of record thereof; and

     WHEREAS, the Funds in existence on the date of the Agreement ("Current Portfolios") are set forth in the Agreement; and

     WHEREAS, in order to reflect the addition of four new funds; and

     WHEREAS, in order to reflect the name change of JNL/FMR Capital Growth Fund to JNL/FMR Mid-Cap Equity Fund.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated May 1, 2006, attached hereto.

     2. This Amendment may be executed in two or more counterparts which together shall constitute one document.

          IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                     JNL SERIES TRUST

                                            By:
                                                 Mark D. Nerud
                                                 Vice President, Treasurer and
                                                 Chief Financial Officer

ATTEST:                                     JACKSON NATIONAL ASSET
                                            MANAGEMENT, LLC

                                            By:
                                                 Susan S. Rhee
                                                 Vice President, Counsel
                                                 and Secretary

                                   SCHEDULE A
                                DATED MAY 1, 2006

JNL/AIM Large Cap Growth Fund
JNL/AIM Real Estate Fund
JNL/AIM Small Cap Growth Fund
JNL/Alger Growth Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/FMR Balanced Fund
JNL/FMR Mid-Cap Equity Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs Short Duration Bond Fund
JNL/JPMorgan International Equity Fund
JNL/JPMorgan International Value Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/Putnam Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Putnam Value Equity Fund
JNL/Salomon Brothers High Yield Bond Fund
JNL/Salomon Brothers Strategic Bond Fund
JNL/Salomon Brothers U.S. Government & Quality Bond Fund
JNL/Select Balanced Fund
JNL/Select Large Cap Growth Fund
JNL/Select Global Growth Fund
JNL/Select Money Market Fund
JNL/Select Value Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Retirement Income Fund
JNL/S&P Retirement 2015 Fund
JNL/S&P Retirement 2020 Fund
JNL/S&P Retirement 2025 Fund